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                                                                    EXHIBIT 10.0

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made this 15th day of May, 2002 (the "Agreement Date") between the following parties ("Parties"):

     1. Bank of Tanglewood, National Association (the "Bank");

     2. BOK Financial Corporation, an Oklahoma corporation ("BOKF"); and,

     3. Robert G. Greer, an individual residing in Houston, Texas (the "Executive").

     The Bank and Executive, in consideration of the promises and covenants set forth herein (the receipt and adequacy of which are hereby acknowledged) and intending to be legally bound hereby, agree as follows:

     1. Purpose of This Agreement. The purpose of this Agreement is as follows:

     a. The Bank is a national association organized under the National Bank Act. The Bank is engaged in the banking business in Houston, Texas.

     b. BOKF is a bank holding company and owns all of the capital stock of Bank of Texas, National Association ("Bank of Texas"). Bank of Texas is engaged in the banking business in Dallas and Houston, Texas.

     c. The Executive is currently serving as Chairman of the Board of the Bank. The Executive currently has no written agreement of employment with the Bank, but the Executive is currently receiving salary compensation and other benefits from the Bank (collectively, the "Current Benefits").

     d. Pursuant to an Agreement and Plan of Merger dated May 15, 2002 (the "BHC Merger Agreement") among BOKF, Bank, and TW Interim Bank ("TW"), BOKF


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is acquiring ownership of the Bank and it is anticipated that at some date in the future the Bank will be merged into Bank of Texas (the "Bank Merger"). The Closing (as defined in the BHC Merger Agreement) is hereafter referred to as "the consummation of the Merger Agreement" or the "BHC Merger". Upon and subject to the BHC Merger, the Bank desires to retain the services of Executive and the Executive desires to continue to render services to the Bank.

     e. The purpose of this Agreement is to set forth the terms and conditions
(i) on which the Bank shall, subject to consummation of the Merger Agreement, employ the Executive from and after consummation of the Merger Agreement and
(ii) on which the Executive agrees not to compete with the Bank. As hereafter used, "Bank" shall mean Bank of Tanglewood, National Association preceding the Bank Merger and Bank of Texas following the Bank Merger.

     2. Employment. The Bank hereby employs the Executive, and the Executive hereby agrees to work for the Bank, on the following terms and conditions:

     a. Executive shall serve as Chairman of the Board of the Bank until such time as the Bank Merger is consummated and as Vice Chairman of the Board Bank of Texas, National Association following consummation of the Bank Merger, subject to the direction of the Chief Executive Officer of the Bank.

     b. Executive shall devote all time and attention reasonably necessary to the affairs of the Bank and shall serve the Bank diligently, loyally, and to the best of his ability.

     c. Executive shall serve in such other or additional positions as an officer and/or director of the Bank or any of its affiliates as the Chief Executive Officer of the Bank may request; provided, however, Executive's residence and place of work

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shall remain in the Houston area.

     d. Notwithstanding anything herein to the contrary, Executive shall not be precluded from engaging in any charitable, civic, political or community activity or membership in any professional organization.

     3. Compensation. As the sole, full and complete compensation to the Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the Bank or to any affiliate of the Bank:

     a. The Bank shall pay to Executive the sum of $106,500 per year during each year of this Agreement, payable in installments in arrears, less usual and customary payroll deductions for FICA, federal and state withholding, and the like, at the times and in the manner in effect in accordance with the usual and customary payroll policies generally in effect from time to time at the Bank ("Annual Salary"). The Annual Salary shall not be decreased at any time during the Term (as hereafter defined) of this Agreement.

     b. The Bank shall pay and provide to Executive pension, thrift, medical insurance, disability insurance plan benefits, and other fringe benefits, generally in effect for senior executive employees of the Bank and its affiliates (the "Additional Benefits"). Executive shall be credited with his prior service at the Bank in BOKF's 401k plan and in connection with the Additional Benefits (other than in connection with BOKF's pension plan). Executive shall not be credited with prior service in BOKF's pension plan, but in the event Executive is not vested at the time Executive's employment with the Bank is terminated (without cause), the Bank shall pay Executive an amount equal to the pension plan contributions made by the Bank in respect of Executive plus any earnings thereon.


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     c. The Bank may, from time to time in Bank's sole discretion consistent with the practices generally in effect for senior executive employees of BOKF and its affiliates, pay or provide, or agree to pay or provide, Executive a bonus, stock option, or other incentive or performance based compensation. All such bonus, stock option or other incentive or performance based compensation, regardless of its nature (hereinafter called "Performance Compensation") shall not constitute Annual Salary.

     i. The Bank shall pay (in cash, less usual and customary payroll deductions for FICA, federal and state withholding, and the like) Executive minimum bonuses (the "Mandatory Performance Compensation"), as follows:

     (1) for calendar year 2002, payable on or before March 15, 2003, an amount equal to $45,000 less the amounts paid in by Bank in respect of 2002 on or before the Closing in accordance with the current bonus accruals being made by Bank; and,

     (2) for each succeeding year of the Term, on or before March 15 of 2004, 2005, 2006, and 2007, respectively, $45,000.

     d. The Bank shall reimburse Executive for reasonable and necessary entertainment, travel and other expenses in accordance with BOKF's standard policies in general effect for senior executive employees of the Bank (which includes dues for lunch clubs, but does not include reimbursement for country club memberships or dues).

     e. BOKF shall consider Executive for the award of options to acquire shares of BOKF Common Stock in respect of the BOKF stock option plan at the time and on the same terms and conditions as offered generally to the senior executive officers of the Bank; provided, BOKF shall award Executive options to acquire

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not less than three thousand (3,000) shares of BOKF Common Stock in year 2002.

     f. The Executive shall be allowed vacation, holidays, and other employee benefits not described above in accordance with the Bank's standard policy in general effect for Bank's senior executive employees.

     g. Subject to the terms and conditions of paragraph 8, Executive hereby agrees to accept the foregoing compensation in lieu of all Current Benefits and as the sole, full and complete compensation to Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the Bank or any affiliate of the Bank.

     4. Term of Employment. The term of Executive's employment ("Employment") pursuant to this Agreement (the "Term") shall commence (the "Commencement") as of the commencement of the first Bank pay-roll period immediately preceding the effective date of the Closing of the BHC Merger and shall terminate on the fifth anniversary date of the Commencement.

     5. Termination of Employment. Notwithstanding the provisions of paragraph 4 of this Agreement, the Employment may be terminated on the following terms and conditions:

     a. Termination by Bank Without Cause. In the event the Bank terminates Executive without cause, (A) the Bank shall forthwith upon such termination pay to Executive his then Annual Salary and any Mandatory Performance Compensation for the remaining portion of the original five year Term (as if Executive's Employment with Bank had not been terminated), whether or not Executive seeks or obtains other employment, in accordance with the usual and customary payroll policies generally in effect from time to time at Bank, (B) the Executive shall be

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entitled to receive any benefits, insured or otherwise, that Executive would otherwise be able to receive under any benefit plan of the Bank of which Executive is a beneficiary in accordance with paragraph 3(b), provided that any and all unvested options which would otherwise have vested during the Term shall immediately vest upon the effective date of the termination of Executive's employment, and (C) Executive shall be entitled to receive those amounts due Executive pursuant to paragraph 7c and shall be bound by the Non-Competition and Non-Solicitation Agreements.

     b. Termination by Bank for Cause. The Bank may terminate the Employment for cause on the following terms and conditions:

     i. The Bank shall be deemed to have cause to terminate Executive's Employment only in one of the following events:

     (1) The Executive shall willfully fail to substantially perform his obligations under this Agreement (it being understood that any such failure resulting from Executive's incapacity due to physical or mental illness shall not be deemed willful);

     (2) The Executive commits any act which is intended by Executive to materially injure the Bank;

     (3) The Executive is convicted of any criminal act or act involving moral turpitude;

     (4) The Executive commits any dishonest or fraudulent act which the Bank reasonably deems material to the Bank, including the reputation of the Bank; or,

     (5) Any refusal by Executive to obey written orders or instructions of

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the Chief Executive Officer of the Bank unless such instructions would require
Executive to commit an illegal act, could subject Executive to personal liability, would require Executive to violate the terms of this Agreement, or would otherwise be inconsistent with the duties of an officer of a national banking association.

     ii. The Bank shall be deemed to have cause to terminate Executive's Employment only when a majority of the members of the Board of Directors of the Bank finds that, in the good faith opinion of such majority, the Executive committed one or more of the acts set forth in clauses (1) through (5) of the preceding subparagraph, such finding to have been made after at least twenty
(20) business days' notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before such majority. The determination of such majority, made as set forth above, shall be binding upon the Bank and the Executive;

     iii. The effective date of a termination for cause shall be the date of the action of such majority finding the termination was with cause. In the event the Bank terminates Executive's Employment for cause, (A) the Bank shall pay Executive the Executive's then Annual Salary through, but not beyond, the effective date of the termination, (B) the Bank shall pay the Executive the Mandatory Performance Compensation accrued through the date of termination of Employment, (C) the Executive shall receive those Additional Benefits accrued through but not beyond the effective date of such termination which are thereafter payable under the terms and

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provisions of benefit plans then in effect in accordance with paragraph 3(b)
above, and (D) Executive shall be entitled to receive those amounts due Executive pursuant to Paragraph 7c and shall be bound by the provisions of the Non-Competition Agreement and Non-Solicitation Agreement.

     6. Provisions Respecting Illness and Death. In the event Executive is unable to perform his duties under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of illness or other physical or mental disability, and at or before the end of such period, Executive does not return to work on a full-time basis, the Bank may terminate Executive's Employment without further or additional compensation being due the Executive from the Bank except Annual Salary, the Mandatory Performance Compensation accrued through the date of termination, and Additional Benefits accrued through the date of such termination under benefit plans then in effect in accordance with paragraph 3(b) above. In the event of the death of the Executive, the Employment of the Executive shall automatically terminate as of the date of death without further or additional compensation being due the Executive, except the Bank shall pay to the estate of the Executive the Annual Salary accrued through the date of termination, the Mandatory Performance Compensation accrued through the date of termination, and the Additional Benefits accrued through the date of such termination under benefit plans then in effect in accordance with paragraph 3(b) above.

     7. Agreement Not to Compete and Solicit. The provisions of this paragraph are hereafter called the "Non-Competition Agreement" and the "Non-Solicitation Agreement."

     a. Executive agrees (the "Non-Competition Agreement") that, following any termination of Employment for whatever cause, for a period of two (2) years after

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the termination of Executive's employment by Bank, Executive shall not directly or indirectly (whether as an officer, director, employee, partner, stockholder, creditor or agent, or representative of other persons or entities) engage in the banking business or in any business in which the Bank or any affiliate of the Bank has, as of the date of such termination engaged (the "banking business" or "banking services"), in Harris County, Texas or any county in which Bank of Texas maintains a banking office for which Executive is assigned supervisory authority, or in any counties contiguous to any of such counties (the "Trade Area"), provided that the foregoing shall not apply to ownership by Executive of up to ten percent (10%) of the common stock of a corporation traded on the facilities of a national securities exchange engaged in the banking business of which Executive is not a director, officer, employee, agent or representative.

     b. Executive agrees (the "Non-Solicitation Agreement") that, following any termination of the Employment for whatever cause, for a period of five (5) years after the termination, Executive shall not directly or indirectly (whether as an officer, director, employee, partner, stockholder, creditor or agent, or representative of other persons or entities) contact or solicit, in any manner indirectly or directly, individuals or entities who were at anytime during the Term clients of Bank or Bank's affiliates in the Trade Area for the purpose of providing banking services or contact or solicit employees of Bank or Bank's affiliates to seek employment with any person or entity except the Bank and its affiliates, whether, in either case, such contact or solicitation is made within or without the Trade Area, provided that the foregoing shall not apply to ownership by Executive of up to ten percent (10%) of the common stock of a corporation traded

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on the facilities of a national securities exchange engaged in the banking business of which Executive is not a director, officer, employee, agent or representative.

     c. The Bank shall:

     i. pay Executive, in addition to any other amounts which may be due Executive, during each year in which both the Non-Competition Agreement and the Non-Solicitation Agreement are in effect, $50,000, payable in installments in arrears, less usual and customary payroll deductions for FICA, federal and state withholding, and the like, at the times and in the manner in effect in accordance with the usual and customary payroll policies generally in effect from time to time at the Bank; and,

     ii. pay Executive, in addition to any other amounts which may be due Executive, during each year in which only the Non-Solicitation Agreement is in effect, $25,000, payable in installments in arrears, less usual and customary payroll deductions for FICA, federal and state withholding, and the like, at the times and in the manner in effect in accordance with the usual and customary payroll policies generally in effect from time to time at the Bank.

     d. Executive agrees that (i) the Non-Competition Agreement and the Non-Solicitation Agreement are entered into in connection with the sale to BOKF of the goodwill of the business of the Bank to BOKF, (ii) Executive is receiving contemporaneously herewith the sum of $10,000 as separate additional consideration for the Non-Competition Agreement and Non-Solicitation Agreement which consideration Executive agrees is full and fair consideration for

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the provisions of the Non-Competition Agreement and the Non-Solicitation
Agreement, (iii) the restrictions imposed upon Executive by this Non-Competition Agreement and Non-Solicitation Agreement are essential and necessary to ensure BOKF acquires the goodwill of the Bank, and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Non-Competition Agreement and Non-Solicitation Agreement are fair and reasonable.

     e. Executive agrees that (i) any remedy at law for any breach of this Non-Competition Agreement would be inadequate, (ii) in the event of any breach of this Non-Competition Agreement or Non-Solicitation Agreement, the Non-Competition Agreement and Non-Solicitation Agreement shall constitute incontrovertible evidence of irreparable injury to the Bank, and (iii) the Bank shall be entitled to both immediate and permanent injunctive relief without the necessity of establishing or posting any bond therefor to preclude any such breach (in addition to any remedies of law which the Bank may be entitled).

     8. Condition Precedent. The obligations of the Parties under this Agreement shall be subject to the condition precedent that the Closing of the BHC Merger shall have occurred.

     9. Obligations of BOKF. BOKF shall be jointly and severally liable for the obligations of the Bank arising under this Agreement.

     10. Miscellaneous Provisions. The following miscellaneous provisions shall apply to this Agreement:

     a. All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be (i) delivered personally, (ii) delivered by facsimile or delivered by U.S. Registered or

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Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

                  If to the Bank
                  or BOKF:          BOKF Financial Corporation
                                    5956 Sherry Lane, Suite 1100
                                    Dallas, TX 75225
                                    Attention: C. Fred Ball, Jr.
                                    Telephone No: (214) 706-0336
                                    Telecopy No.: (214) 706-0350

                  With a Copy to:   Frederic Dorwart
                                    Old City Hall
                                    124 East Fourth Street
                                    Tulsa, OK 74103-5010
                                    Telephone No.: (918) 583-9945
                                    Telecopy No.: (918) 583-8251

                  If to Executive:  Robert G. Greer
                                    ________________________
                                    ________________________
                                    Telephone No.: ____________
                                    Telecopy No.: _____________

or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

     b. This Agreement is made and executed in Harris County, Texas and all actions or

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proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Agreement, shall be litigated in courts having situs in Harris County, Texas.

     c. This Agreement shall be subject to, and interpreted by and in accordance with, the laws of the State of Texas.

     d. This Agreement is the entire Agreement of the parties respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof, except as stated in this Agreement.

     e. This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto.

     f. This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and interest of this Agreement.

     g. Each party hereto has entered into this Agreement based solely upon the agreements, representations and warranties expressly set forth herein and upon his own knowledge and investigation. Neither party has relied upon any representation or warranty of any other party hereto except any such representations or warranties as are expressly set forth herein.

     h. Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Agreement on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Agreement.

     i. This Agreement may be executed in counterparts, each of which shall be deemed

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an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This Agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

     j. In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

     k. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, administrators, successors and assigns. In particular, Executive's rights and Bank's obligations under paragraphs 3b, 3c, 5a, 5b, and 6 shall survive the death of the Executive and the termination of this Agreement.

     l. This is not a third party beneficiary contract, except BOKF (including each affiliate thereof) shall be a third party beneficiary of this Agreement. Subject to paragraph 10k, no person or entity other than a party signing this Agreement and those designated as a third party beneficiary herein shall have any rights under this Agreement.

     m. This Agreement may be amended or modified only in a writing, as agreed to by the parties hereto, which specifically references this Agreement.

     n. A party to this Agreement may decide or fail to require full or timely performance of any obligation arising under this Agreement. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be

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deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

     o. In the event any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, or unenforceable to any extent for any reason, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

Dated and effective the date first set forth above.


                                    BANK OF TANGLEWOOD, NATIONAL ASSOCIATION

                               By     /s/ Richard W. Jochetz
                                    -------------------------------------------


                                    BOK FINANCIAL CORPORATION

                               By     /s/ James F. Ulrich
                                    -------------------------------------------


                                      /s/ Robert G. Greer
                                    -------------------------------------------
                                    Robert G. Greer

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